UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2010

United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15451 (Commission File Number)	58-2480149 (IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia (Address of principal executive offices)	30328 (Zip Code)
Registrant’s telephone number, including area code (404) 828-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)	On March 1, 2010, the Compensation Committee of the Board of Directors of United Parcel Service, Inc. (the “Company”) approved a target award of restricted stock units (“RSUs”) to be granted as UPS 2010 Long-Term Incentive Performance (“LTIP”) awards, and the related performance and earnings criteria. RSUs representing shares of class A common stock are awarded to executive officers, officers and certain other eligible managers pursuant to a RSU award agreement. The LTIP is authorized under the UPS 2009 Omnibus Incentive Compensation Plan that has previously been approved by the Company’s shareowners and filed with the SEC. The form of Restricted Stock Unit Award Agreement for the 2010 LTIP grants is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits

10.1	Form of Restricted Stock Unit Award Agreement for the 2010 Long-Term Incentive Performance (LTIP) Awards

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date: March 2, 2010	By:	/s/ Kurt P. Kuehn
Kurt P. Kuehn
Senior Vice President, Chief Financial Officer and Treasurer

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